UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

   First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of First Community Corporation (the “Company”) was held on May 20, 2015 at The Manor, 100 Alvina Hagood Circle, Blythewood, South Carolina. Of the 6,683,690 shares outstanding at the Annual Meeting, there were present in person or by proxy 4,829,820 shares of the Company’s common stock, representing approximately 72.3% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect four Class III members to the Board of directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; (3) to ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2015.

1.      To elect four Class III members of the Board of Directors:

Class III:	For	Withheld	Broker Non-Vote
Chimin J. Chao	3,453,101	21,310	1,362,321
Loretta R. Whitehead	3,453,359	21,052	1,362,321
J. Thomas Johnson	3,453,052	21,359	1,362,321
Alexander Snipe, Jr.	3,453,101	21,310	1,362,321

The other Directors that continued in office after the meeting are as follows:

Class I:	Class II:
Richard K. Bogan, MD	Thomas C. Brown
Michael C. Crapps	O.A Ethridge, DMD
Anita B. Easter	W. James Kitchens, Jr.
George H. Fann, Jr. DMD	Paul S. Simon
Roderick M. Todd, Jr.
Mitchell M. Willoughby

2.      To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
3,332,686	40,158	101,567	1,362,321

3.      To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
4,812,548	10,588	13,596

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 26, 2015	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer